Exhibit 15.2

Accountants’ Acknowledgement

We acknowledge the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-137593, 333-119860 and 333-51849) of MGP Ingredients, Inc. (Company) of our report dated May 9, 2007, included with the Quarterly Report on Form 10-Q for the quarter ended April 1, 2007.  Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP
Kansas City, Missouri
May 9, 2007

Twelve Wyandotte Plaza       120 West 12th Street, Suite 1200       Kansas City, MO  64105-1936       816 221-6300       Fax 816-221-6380

Beyond Your Numbers